UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2020

Commission file number 000-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister St, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2020, DXP Enterprises, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp. (the “Distribution Agent”) pursuant to which the Company may offer and sell shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $37,500,000 from time to time through the Distribution Agent. The Shares to be sold pursuant to the Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3ASR (Registration No. 333-232270), as amended by Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2020, Post-Effective Amendment No. 2 filed with the Commission on March 17, 2020, and Post-Effective Amendment No. 3 filed with the Commission on May 4, 2020 (as amended, the “Registration Statement”), which was declared effective by the Commission on May 7, 2020, including the prospectus contained therein, as supplemented by the prospectus supplement dated May 11, 2020. Sales, if any, of the Shares pursuant to the Agreement will be made in “at the market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through The Nasdaq Global Select Market or on any other existing trading market for the Shares or to or through a market maker or any other method permitted by law. The Company intends to use the net proceeds from the offering for general corporate purposes, including, without limitation, capital expenditures, working capital, acquisitions, and investments in its subsidiaries.

The Agreement contains customary representations, warranties and agreements by the Company, including obligations of the Company to indemnify the Distribution Agent for certain liabilities under the Securities Act. Under the terms of the Agreement, the Company will pay the Distribution Agent a commission of up to 3.0% of the gross proceeds from sales of the Shares. In addition, the Company has agreed to pay certain expenses incurred by the Distribution Agent in connection with the offering. The offering of the Shares pursuant to the Agreement will terminate upon the earlier of (i) such date that the aggregate gross sales proceeds of Shares sold pursuant to the Agreement equal the total dollar amount listed in the Agreement or (ii) the termination of the Agreement by the Company or the Distribution Agent, in accordance with the terms of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

1.1	Equity Distribution Agreement, dated May 11, 2020, by and between the Company and the Distribution Agent.

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

May 11, 2020	By:	/s/ Kent Yee
Kent Yee
Senior Vice President / Chief Financial Officer

	By:	/s/ Gene Padgett
Gene Padgett
Senior Vice President / Chief Accounting Officer